Exhibit 16.1

May 27, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by ScoutCam Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Form 8-K of ScoutCam Inc. dated May 27, 2020. We agree with the statements concerning our Firm contained therein.

Very truly yours,

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
May 27, 2020	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited